EXHIBIT 99.2

RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (“OIBDA”) TO GAAP FINANCIAL MEASURES

(in thousands)

	Fiscal Year Ended 12/31/03	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01
Operating income (loss)	$29,452	$8,688	$(12,246)

Adjusted for:
Depreciation of property and equipment	3,698	3,781	3,897
Amortization of intangible assets	5,257	7,212	10,612
OIBDA	38,407	19,681	2,263

Adjusted for:
Depreciation of property and equipment	(3,698)	(3,781)	(3,897)
Amortization of intangible assets	(5,257)	(7,212)	(10,612)
Operating income (loss)	29,452	8,688	(12,246)

Nonoperating income (expense)
Investment income	363	125	786
Interest expense	(16,309)	(15,147)	(13,970)
Amortization of deferred financing fees	(1,407)	(993)	(905)
Minority interest	(1,660)	(1,724)	(704)
Debt extinguishment expenses	(3,264)	—	—
Equity in operations of investments	(80)	279	(746)
Litigation settlement	(8,500)	—	—
Vendor settlement	—	750	—
Other, net	(1,185)	(569)	(542)
Total nonoperating expense	(32,042)	(17,279)	(16,081)
Loss before income taxes and cumulative effect of change in accounting principle	(2,590)	(8,591)	(28,327)
Income tax expense	(4,967)	(8,544)	(996)
Loss before cumulative effect of change in accounting principle	(7,557)	(17,135)	(29,323)
Cumulative effect of change in accounting principle (net of tax)	—	—	(4,218)
Net loss	$(7,557)	$(17,135)	$(33,541)